Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements (Form S-3 No. 333-265748, Form S-3 No. 333-72339, Form S-3 No. 333-291154 and Form S-8 No. 333-266809) of Global Business Travel Group, Inc. of our report dated April 30, 2025, relating to the financial statements of CWT Holdings, LLC and Subsidiaries appearing in this Current Report on Form 8-K/A dated November 10, 2025.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

November 6, 2025